                            CS MARKETING AGREEMENT

THIS PCS MARKETING AGREEMENT ("Agreement") is entered into as of the 26th day of April, 1996 by and between Advanced Radio Telecom Corporation, a Delaware corporation with offices located at 500 108th Avenue NE, Suite 2600, Bellevue, WA 98006 ("ART") and Harris Corporation. Farinon Division, a Delaware corporation, with offices located at 330 Twin Dolphin Drive, Redwood Shores, CA 94065 ("Harris").

WHEREAS ART and Harris wish to develop new business opportunities in the emerging Personal Communications Services ("PCS") marketplace for the provision of both 38 GHz services and equipment; and

WHEREAS ART has acquired authorizations at 38GHz in certain markets in the United States; and

WHEREAS Harris desires to include ART's 38GHz services Right-of-Use of its 38 GHz frequencies and associated coordination services as well as installation and network monitoring, field services in conjunction with its sales of 38GHz equipment to the PCS marketplace;

WHEREAS Harris desires, as a secondary approach to direct sales of its microwave radio to promote ART's leased services to the PCS market.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth. ART and Harris, intending to be legally bound, hereby agree as follows:

1.0 EFFECTIVE DATE: RELATED SUPPLY AGREEMENT. The Effective Date of this Agreement shall be the date of execution by the parties provided, however, that the rights and obligations of the parties hereunder shall not become effective unless and until the parties have executed a definitive supply agreement ("Purchase Agreement") for 38 GHz equipment as contemplated by Version 2 of a Letter of Intent executed by ART and Harris and dated February 22, 1996.

2.0 TERM OF AGREEMENT, RENEWAL AND TERMINATION. Subject to the provisions of Section 1.0 hereof, the term of this Agreement begins on the Effective Date and shall continue in effect for one (1) year from the Effective Date ("Initial Term"). The Agreement shall automatically renew after the Initial Term for successive periods of one (1) year (each successive period a "Renewal Term") unless one of the parties gives written notice not to renew no later than sixty (60) days prior to the scheduled date of expiration of the Initial Term or any subsequent Renewal Term. The parties acknowledge and agree that failure of either party to give notice of termination shall give rise to a conclusive presumption that the Agreement is to be renewed pursuant to this Section 2.0. A party may terminate this agreement:

     (a) upon notice in writing delivered to the other party, in the event that the other party breaches any material term, condition or covenant hereof if the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party;

     (b) upon notice in writing delivered to the other party, in the event that the other party breaches any material term, condition or covenant of the Purchase Agreement referenced in Section 1.0 above and the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party; or

    (c) upon notice in writing delivered to the other party in the event that the other party has caused the Purchase Agreement referenced in Section 1.0 above to be terminated; or

    (d) at any time by providing ninety (90) days written notice to the other party.

    2.1 PROVISIONS OF TERMINATION FOR OPERATING FREQUENCIES: in the event of termination of this agreement under the terms and conditions outlined in section 2.0 all Right of Use of ART's frequencies purchased from Harris prior the effective date of the termination shall remain in effect for the time period agreed in section 3.0. Harris agrees, for the remaining period that the Right of Use is in effect, to pay to ART the annual coordination fees specified in section 5.2.

3.0 RIGHTS GRANTED TO HARRIS. During the Initial Term and any Renewal Term of this Agreement and subject to the terms and conditions of this Agreement, ART hereby grants to Harris a non-transferable non-exclusive right to use ("Right of Use") 38 GHz authorizations which ART owns or otherwise controls for a period not exceeding 10 years (as shown in Exhibit A attached hereto). Not withstanding the forgoing Harris may transfers to the PCS End User the rights contained in this paragraph provided that the PCS End User agrees in writing to the terms and conditions of this agreement that are applicable to it. The Right of Use granted to Harris hereunder shall be limited to Harris's 38 GHz equipment sales to the PCS market. Harris covenants and agrees that, during the term of this Agreement, it will not offer or promote alternate 38 GHz T1 leased services from any other provider of 38 GHz service to any PCS accounts identified in Exhibit B hereto. In consideration for the grant of the Right of Use, Harris shall pay ART the fees identified in Section 5.1 hereof.

    3.1 COVENANT WITH RESPECT TO RIGHT OF USE. ART covenants and agrees to take all necessary action to comply with FCC rules and regulations governing the Right of Use granted to Harris hereunder. ART shall be responsible for resolving all regulatory and channel conflict issues concerning the Right of Use.

4.0 SERVICES PROVIDED BY ART.

   4.1 FREQUENCY COORDINATION. In addition to the Rights of Use granted to Harris under Section 3.0 hereof, ART shall also provide Harris with channel conflict assessment services ("Frequency Coordination") for links sold by Harris to the PCS market. Harris shall notify ART at least 15 working days prior to each shipment made under this agreement, and ART shall be solely responsible for Frequency Coordination and provide to Harris the frequency assignment within 5 business days of Harris notification to ART, including the assignment of the frequency to be used by the end-user and avoidance of channel conflicts. In consideration for these services, Harris shall pay ART the fees identified in Section 5.2 hereof.

   4.2 INSTALLATION AND NETWORKING MONITORING, FIELD SERVICE/RESTORAL. In addition to the Rights of Use granted to Harris under Section 3.0 hereof, ART shall also provide Harris installation and network monitoring field service/restoral services as defined in Exhibit E and Exhibit F, respectively hereto. In connection with the provision of such network monitoring, field service/ restoral and installation services. Harris shall provide ART with installation and workmanship standards training, as identified in Exhibit D hereto, at no charge to ART.

    4.3 LIMITED WARRANTY: ART warrants that the installation, Network Monitoring and Field Service/Restoral services to be provided by ART pursuant to this Agreement will be performed in a good and substantial workmanlike manner in accordance with the performance requirements hereunder, generally prescribed industry standards and when applicable, in accordance with manufacturers instructions and specifications. The warranty granted under
Section 4.3 with respect to ART's Installation services shall be for a period of one (1) year from the date of Installation of any equipment.

    4.4 LIMITATION OF LIABILITY: OTHER THAN AS SET FORTH IN SECTION 4.3 HEREIN. ART MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, EXCEPT FOR CREDITS FOR OUTAGES AS DESCRIBED IN
SECTION 11, ART SHALL NOT BE LIABLE FOR ANY CLAIM OF ANY KIND. INCLUDING, BUT NOT LIMITED TO ACTIONS, DAMAGES, DEMANDS JUDGMENTS, LOSSES, COSTS, EXPENSES, LIABILITIES, AND LOSS OF MONIES ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF, WHETHER BASED ON CONTRACT, WARRANTY, TORT INCLUDING NEGLIGENCE, MISTAKE, ERROR, MISCONDUCT, INTERRUPTION, DELAY, DEFECT OR OTHERWISE OF ART, ITS EMPLOYEES, AGENTS, CONTRACTORS, OR SUB-CONTRACTORS, OR AFFILIATED COMPANIES, INCLUDING BUT NOT LIMITED TO SPECIAL INCIDENTAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF REVENUE OR PROFIT, LOSS OF USE OF ANY PROPERTY, COST OF SUBSTITUTE PERFORMANCE, EQUIPMENT OR SERVICES, COST OF CAPITAL DOWNTIME COSTS AND CLAIMS OF THE CUSTOMER FOR DAMAGES.

    4.5 EFFECT OF TARIFFS: SERVICES SHALL BE PROVIDED BY ART TO HARRIS PURSUANT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, AND IN THE APPLICABLE TARIFFS ON FILE WITH THE FEDERAL COMMUNICATIONS COMMISSION AND RELEVANT STATE UTILITY COMMISSIONS. THE TERMS AND CONDITIONS OF THOSE TARIFFS, AS AMENDED FROM TIME TO TIME, CONTROL THE PARTIES OBLIGATIONS NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN.

5.0 FEES.

    5.1 INITIAL RIGHT OF USE FEE. Harris shall pay ART the following fee for every link sold with ART's 38 GHz frequency channels. Such fees shall be due and payable to ART within thirty (30) days of the date of receipt of invoice.


                        TABLE 1

ANNUAL QUANTITY PURCHASED     RIGHT OF USE FEE
   LICENSES-LINKS                 PER LINK
- -------------------------     -----------------


                  [CONFIDENTIAL]

    5.2 FREQUENCY COORDINATION FEE. Harris shall pay ART an annual fee of ($[CONFIDENTIAL]) per link sold pursuant to this Agreement in consideration for ART's provision of Frequency Coordination services to PCS service providers who have purchased links from Harris. Such fees shall be due and payable to ART within thirty (30) days of the beginning of each service year applicable to each link. In order to facilitate the administration of the annual fees, on large accounts a specific annual service date for all links within their networks can be negotiated.

    5.3 INSTALLATION FEES: Harris shall pay ART the fees identified in table 2 for each installation (as defined in the Exhibit E). ART shall bill Harris promptly following completion of an Installation, and such fees shall be due and payable to ART within 30 days of receipt of invoice.

    5.4 NETWORK MONITORING AND FIELD SERVICE/RESTORAL FEE: Fees for Network Monitoring services are identified in Table 3. Harris shall pay ART the fees identified in table 3 for each link (as defined in the Exhibit F), shall be billed to Harris on a monthly basis and are due and payable to ART within thirty (30) days of receipt of invoice. Cancellation fee of Network
Monitoring services shall be payment up to the next anniversary date of this agreement, due thirty (30) days after such anniversary date. Field Service/Restoral will be based on links performance. A rate of $[CONFIDENTIAL] Man Day plus materials will charged for Field Services/Restoral services. Minimum charge of one (1) "Man Day) should Field service/Restoral be requested.

    5.4 LIMITATIONS ON ART'S OBLIGATION TO MAINTAIN AND RESTORE. ART's obligations exclude each of the following: (i) Service, maintenance or restoral that would be unsafe or impractical because of alterations to the Equipment not approved by ART, or its connection to equipment or devices not furnished or approved by ART or which connection would for any reason render Service impossible; (ii) Service, maintenance or restoral involving Equipment located in an unsafe or hazardous environment; (iii) Service that cannot be restored because of elements external to the Equipment and not under the control of ART, including, but not limited to, adverse environmental conditions or inadequate power that are not within the manufacturer's or ART's specifications; (iv) maintenance or restoral resulting from any accident, neglect, alterations, improper use or misuse of the Equipment by personnel not under the control of ART; (v) maintenance or restoral in connection with relocation of any of the Equipment not approved by ART, and
(vi) the inability of ART to access the premises of Harris or the Customer in order to perform maintenance and repair due to limitations or restrictions imposed by Harris or the Customer.





             TABLE 2-INSTALLATION FEE

    ANNUAL QUANTITY           INSTALLATION FEE
    INSTALLED LINKS               PER LINK
- -------------------------     -----------------

                  [CONFIDENTIAL]

   TABLE 3-MONTHLY NETWORK MONITORING FEE

   ANNUAL QUANTITY              FEE PER LINK
   INSTALLED LINKS                PER MONTH
- -------------------------     -----------------


                   [CONFIDENTIAL]


    5.5 PAYMENT TERMS. All payments due to ART hereunder shall be sent to ART's Bellevue office or to the address identified on the applicable invoice. In addition to any other remedies available to it. ART may impose, without further notice to Harris, a late payment charge of one and one-half percent (1.5%) per month (but not in excess of the lawful maximum) on any past due amounts. Harris also agrees that it shall pay all costs, including reasonable attorneys' fees, expended in collecting past due amounts.

6.0 BETA TRIALS. ART shall provide Harris Rights of Use and Frequency Coordination Services for a period of sixty (60) days without any obligation of Harris to pay a Rights of Use fee for the frequency channels solely for the purpose of conducting two (2) BETA trials, with each trial consisting of one Harris client and one link. The specific location of these trials shall be subject to the mutual agreement of ART and Harris. All costs associated with installation including but not limited to, site specific equipment and materials and field service during the BETA trial period shall be borne by Harris. ART shall bear its own personnel and travel-related costs associated with the site survey and installation in connection with the two BETA trials.

7.0 SALES FORECAST: Harris shall provide ART with 38 GHz radio link sales forecasts, which shall serve as a basis to establish pricing levels outlined in section 5.1. Harris' initial forecast is attached hereto as Exhibit C Unless otherwise agreed by the parties, future forecasts shall be provided by Harris on a quarterly basis.

8.0 RELATIONSHIP OF THE PARTIES: NO AGENCY OR PARTNERSHIP. Each party is an independent business entity and will perform its obligations hereunder as an independent contractor. It is agreed and understood that neither party is an agent, employee or legal representative of the other, and has no authority to bind the other in any way. Nothing in this Agreement shall be deemed to constitute ART and Harris as partners, joint ventures, or otherwise associated in or with the business of the other, and neither party shall be liable for the debts, accounts, obligations or other liabilities of the other party, its agents or employees. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other except as may be specifically authorized herein.

9.0 INTELLECTUAL PROPERTY. Except as may be expressly authorized by this Agreement or by separate written agreement between the parties, nothing herein shall grant either party a license to use the trademarks, service marks or trade names of the other party, its affiliates and/or suppliers or licensers. All intellectual property shall remain the exclusive property of the party owning or controlling such intellectual property.

10.0 CONFIDENTIALLY AND NON-DISCLOSURE. In connection with this Agreement, each party may disclose or otherwise make available certain data or information to the other party, which data or information the disclosing party considers to be confidential and proprietary. As used herein, ""Confidential Information,'' means any non-public information, including customer and vendor lists, business plans and proposals, financial information, marketing information, problem solving methods, implementation steps, know-how, technology, trade secrets and drawings and renderings related to each party's ongoing and proposed businesses, products and services (including installation and training services) which is being provided or which has been provided to the receiving party by the disclosing party, or which is obtained by the receiving party from its meetings and contacts with the disclosing party, or any information derived by receiving party from information so provided or obtained. Confidential Information includes all written or electronically recorded materials identified and marked as confidential or proprietary or which on their face appear to be confidential or proprietary, and oral disclosures of Confidential Information by the disclosing party which are identified as confidential or proprietary at the time of such oral disclosure. Confidential Information does not include any of the following: (a) information that is in or becomes part of the public domain without violation of this Agreement by the receiving party; (b) information that was known to or in the possession of the receiving party on a non-confidential basis prior to the disclosure thereof to the receiving party by the disclosing party; (c) information that was developed independently by the receiving party's employees, which employees have had no access to the Confidential Information; (d) information that is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party and without violation of this Agreement by the receiving party; or, (e) is authorized by the disclosing party in writing for disclosure or release by the receiving party. The parties agree: (a) to treat and keep as confidential and proprietary all Confidential Information disclosed by the other party; (b) to advise each employee to whom any Confidential Information is to be made available of the confidential nature of such Confidential Information and of the terms of this Agreement; (c) to promptly return to the disclosing party (or its designees), upon the disclosing party's request, all Confidential Information and all copies thereof. The receiving party shall have discharged its obligation to safeguard the Confidential Information received hereunder only if it has exercised the same degree of care as it uses to protect its own proprietary information of like importance.

11.0 INDEMNIFICATION.

    11.1 INDEMNIFICATION OF ART BY HARRIS. Harris shall indemnify ART against, and hold ART harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with this Agreement for personal injury or damage to tangible property, or in connection with the use or exercise by Harris of the Right of Use, caused by the negligent acts or willful omissions of Harris or Harris's employees, agents or invitees. In no event shall ART's employees, agents or invitees be deemed to be employees, agents or invitees of Harris.

    11.2 INDEMNIFICATION OF HARRIS BY ART. ART shall indemnify Harris against and hold Harris harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with this Agreement for personal injury or damage to tangible property, or in connection with the use or exercise by Harris of the Right of Use, caused by the negligent acts or willful omissions of ART or ART's employees, agents or invitees. In no event shall Harris's employees, agents or invitees be deemed to be employees, agents or invitees of ART.

    11.3 DUTY TO NOTIFY AND ASSIST. If any claim arises to which the provisions of this Section may be applicable, the party against whom such claim is made shall notify the other party immediately upon learning of the claim. If it appears that the other party may be obligated to provide indemnification as a result of such claim, the other party, in its discretion, may settle or compromise the claim or retain counsel of its own choosing and control and prosecute the defense against such claim. In no event shall the party against whom the claim is asserted have the right to pay, settle or compromise such claim without the prior written consent of the party who may be obligated to indemnify under this Section, and the parties hereto agree that they will not unreasonably withhold consent to such consent to payment, settlement or compromise. The party against whom the claim is asserted shall provide the other party such assistance as may be reasonable in the defense and disposition of such claim.

NOTICES. All notices, demands or other communications which are required or may be given under this Agreement shall be given or made in writing, and shall be delivered personally or by overnight air courier or first class certified or registered mail, return receipt requested and postage prepaid to the persons and addresses listed below, or to such other persons and/or address as the party to whom notice is to be given has furnished to the other party. Each such notice, demand or other communication shall, simultaneously with its being delivered to the courier or messenger for delivery or placed in the mail, be sent by facsimile or comparable electronic means. All notices and other communications hereunder shall be deemed to have been given: (a) on the date of delivery if personally delivered or, if not delivered on a business day, the first business day thereafter; (b) on the first business day after the date sent if sent by overnight air courier; or (c) on the fifth business day after the date sent if sent by mail.

If to ART:                   If to Harris:
Steven D. Comne              Don Fenn
President                    Contracts Manager
500-108th Ave NE, Ste 2600   330 Twin Dolphin Drive
Bellevue, WA 98004           Redwood Shores, CA 94065
206-688-8700                 415-594-3000

Copy to:
W. Theodore Pierson, Jr.
Executive Vice President and General Counsel
1667 K Street, NW, Ste 801
Washington, DC 20006
202-466-5278


13.0 SURVIVAL. It is expressly agreed that the provisions of Sections 5, 10, 11, 12, 17 and 18 shall survive any termination of this Agreement and shall be and remain valid, binding and enforceable after any such termination according to their terms.


14.0 ASSIGNMENT; BINDING EFFECT. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party hereto. Any attempted assignment without written consent will be void. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.


15.0 SEVERABILITY. If any portion of this Agreement is held to be invalid by a court of competent jurisdiction, that provision shall become ineffective and unenforceable. The parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision that most closely approximates the effect and intent of the invalid provision.

16.0 FORCE MAJEURE: NEITHER PARTY SHALL BE LIABLE FOR DELAYS IN PERFORMANCE OR FAILURE TO PERFORM. THIS AGREEMENT OR ANY OBLIGATIONS HEREUNDER, WHICH ARE ATTRIBUTABLE TO CAUSES BEYOND ITS REASONABLE CONTROL, INCLUDING BUT NOT LIMITED TO FIRE, FLOOD, EPIDEMIC, EARTHQUAKE, ENVIRONMENTAL DAMAGE, ACT OF GOD, LIGHTNING, PUBLIC POWER FAILURE OR SURGE, EXPLOSION, STRIKE OR OTHER LABOR DISPUTE, RIOT OR CIVIL DISTURBANCE, WAR OR ARMED CONFLICT, OR OTHER GOVERNMENTAL ORDER OR REGULATION, OR ORDER OF ANY COURT OF COMPETENT JURISDICTION, OR ANY OTHER SIMILAR OCCURRENCE NOT WITHIN ITS CONTROL.

17.0 GOVERNING LAW. The parties agree that this Agreement shall be interpreted and construed both as to performance and validity in accordance with and governed by the laws of the domestic laws of the State of Washington even if its choice of law provisions are in conflict with this requirement.

18.0 DISPUTE RESOLUTION; ARBITRATION. The parties agree that all disputes, claims or controversies between them arising out of or relating to this Agreement, and only if good faith attempt at resolution between parties fails, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Decisions of the arbitration panel shall be based upon Washington State law, and the site of such arbitration shall be in King County, Washington. The arbitration panel shall consist of three arbitrators, one arbitrator to be selected by each party and the third arbitrator to be selected by the other two arbitrators. Any decision rendered by the arbitration panel pursuant to this provision shall be concurred in by a majority of the members of the panel. Judgment may be entered by any court of competent jurisdiction. Arbitration pursuant to this section shall be the exclusive means of resolving any dispute, claim or controversy arising hereunder. Each party shall bear its own costs, including attorneys' fees, in connection with any proceeding brought under this Section.

19.0 REGULATORY APPROVAL. The rights and obligations of the parties hereunder are subject to any regulatory approvals which may be required, and this Agreement may be terminated by either party if any governmental or regulatory agency imposes rules or regulations affecting the relationship between the parties in a material way.

20.0 WAIVER OF BREACH. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement by a party shall not be construed to be a waiver of any other provisions by that party, and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision of this Agreement.

21.0 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

22.0 PUBLICITY. Each party shall consult with the other before issuing any press release or otherwise making any statements to third parties with respect to this Agreement or the transactions and relationships contemplated hereby and shall not issue any press release or make any such statements prior to obtaining the written consent of the other party, which consent shall not be unreasonably withheld.

23.0 SECTION HEADINGS. The section and sub-section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

24.0 AUTHORITY. Each party represents and warrants that it has full power and authority to enter into and perform under this Agreement and that its delivery of this Agreement has been duly authorized by all necessary corporate or other action and that the person signing the Agreement on its behalf is duly authorized to do so. Each party further acknowledges that it has read and understands this Agreement and agrees to be bound by all of its terms, conditions and provisions.

25.0 ENTIRE AGREEMENT; MODIFICATION. This Agreement and all Exhibits, Appendices and Attachments hereto constitutes the entire agreement between the parties and supersedes all prior representations, agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. All Recitals, Background and Statements of Purpose are expressly excluded from this Agreement. This Agreement allocates the risks of loss among the parties, which allocation is reflected in the charges and terms and conditions set forth herein. This Agreement may not be released, discharged, amended or modified in any way except by a writing that expressly refers to this Agreement and is executed by all parties hereto IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Advance Radio Telecom Corporation            Harris Corporation


By: /s/ Charles Menath                       By: /s/ J. Michael Slattery
   --------------------------                   ---------------------------
Print                                        Print
Name: Charles Menath                         Name: J. Michael Slattery
     ------------------------                     -------------------------
Title: V.P. Bus. Development                 Title: Division Controller
      -----------------------                      ------------------------

                PCS MARKETING AGREEMENT
                 BETWEEN ART AND HARRIS
                    LIST OF EXHIBITS

Exhibit A    List of Authorizations under ART's Control at 38 GHz.

Exhibit B    List of Harris PCS Target Accounts.

Exhibit C    Harris Sales Forecast.

Exhibit D    Outline of Harris Training on Installation and Workmanship
             Standards.

Exhibit E    Definition of ART's Installation Services, Procedures and Schedule.

Exhibit F    Definition of ART's Network Monitoring Services and Procedures.

                             Exhibit A

          LIST OF AUTHORIZATION UNDER ART'S CONTROL AT 38GHZ


    MARKET                  CHANNELS
    ------                  --------
1   Albany                  13            NY
2   Albany                  1,14          NY
3   Albuquerque             2             NM
4   Allentown               1,14          PA
5   Altoona                 1,14          PA
6   Anchorage               2             AK
7   Altanta                 1             GA
8   Austin                  2             TX
9   Baltimore               6             MD
10  Baltimore               1,14          MD
11  Baton Rouge             2             LA
12  Billings                1             MT
13  Binghamton              1,14          NY
14  Birmingham              4             AL
15  Boston (No.)            1,14          MA
16  Boston (So.)            1,14          MA
17  Bridgeport              1,14          NH
18  Buffalo                 10            NY
19  Buffalo                 1,14          NY
20  Canton                  2             OH
21  Charleston              4             SC
22  Charleston              1             WV
23  Chicago                 1             IL
24  Cincinnati              6             OH
25  Cleveland               1             OH
26  Columbus                6             OH
27  Corning                 1,14          NY
28  Dallas                  1             TX
29  Dayton                  6             OH
30  Denver                  1             CO
31  Des Moines              5             IA
32  Eugene                  3             OR
33  Eureka                  4             CA
34  Fairbanks               4             AK
35  Grand Rapids            7             MI
36  Greensboro              14            NC
37  Harris                  1,14          PA
38  Hartford                2             CT
39  Hartford                1,14          CT

                                  EXHIBIT A
                                   Page 2

40  Honolulu                4             HI
41  Houston                 1             TX
42  Huntington              2             WV
43  Indianapolis            2             IN
44  Jackson                 4             MS
45  Jackson                 14            MS
46  Juneau                  6             AK
47  Kansas City             1             MO
48  Kingston                1,14          NY
49  Knoxville               8             TN
50  Las Vegas               4             NV
51  Lincoln                 4             NE
52  Lorain                  1             OH
53  Louisville              6             KY
54  Madison                 2             WI
55  Memphis                 2             TN
56  Miami                   1             FL
57  Minneapolis             6             MN
58  Mobile                  8             AL
59  Nashville               12            TN
60  New Orleans             1             LA
61  New York - Long Island  1,14          NY
62  New York (Manhattan)    13            NY
63  New York (North)        1,14          NY
64  New York (South)        1,14          NY
65  Newark North            1,14          NJ
66  Newark South            1,14          NJ
67  Norfolk                 4             VA
68  Oklahoma City           1             OK
69  Ogden                   4             UT
70  Pensacola               3             FL
71  Philadelphia            1,14          PA
72  Phoenix                 1             AZ
73  Pittsburgh              1,14          PA
74  Portland                2             OR
75  Providence              1,14          RI
76  Reno                    1             NV
77  Richmond                4             VA
78  Rochester               2             NY
79  Rochester               1,14          NY

                                  EXHIBIT A
                                   Page 3

80  Sacramento              9             CA
81  Salt Lake City          1             UT
82  San Antonio             11            TX
83  San Diego               5             CA
84  San Jose                9             CA
85  Scranton                3             PA
86  Scranton                1,14          PA
87  Seattle                 1             WA
88  Shreveport              1             LA
89  Spokane                 4             WA
90  Springfield             1,14          MA
91  St. Louis               1             MO
92  Stamford                1,14          CT
93  Syracuse                1,14          NY
94  Tacoma                  1             WA
95  Trenton                 1,14          NJ
96  Tucson                  1             AZ
97  Utica-Rome              1,14          NY
98  Washington              6             DC
99  Washington              1,14          DC
100 White                   1,14          NY
101 Wichita                 3             KS
102 Wilmington              3             DE
103 Wilmington              1,14          DE
104 Worcester               1,14          MA
105 York                    1             PA

           EXHIBIT B
LIST OF HARRIS PCS TARGET ACCOUNTS
- ----------------------------------

1.        [CONFIDENTIAL]

2.

3.

4.

5.

           EXHIBIT C
     HARRIS SALES FORECAST
     ---------------------

           LINKS

1.     [CONFIDENTIAL]

2.

3.

4.

5.
    ______________________

          Total

                                  EXHIBIT D

     OUTLINE OF HARRIS TRAINING ON INSTALLATION AND WORKMANSHIP STANDARDS
     --------------------------------------------------------------------

COURSE NO:      VID-MIC-01

COURSE TITLE:   MICROSTAR[cad 176] INSTALLATION, MAINTENANCE AND OPERATION
                --------------------------------------------------

AUDIENCE: This course is designed for the technical personnel who have the responsibility of installing, operating and maintaining the Microstar.

COURSE DESCRIPTION: The course objective is to provide the skills and knowledge required to perform installation, operation and maintenance of the equipment so as to achieve a minimum of downtime. You will learn to use the proper procedures to eliminate equipment damage resulting from incorrect handling as well as how to relate the comprehensive documentation in the installation manual to actual equipment installation, operation and maintenance. You will also be taught how to isolate and replace faulty unit. Finally, you will learn performance monitoring techniques to maintain an initial level of system operation.

KEY TOPICS:

  / /  General Information
  / /  Fannon Publication And Drawing
  / /  Basic Digital background
  / /  Microstar Typical Application
  / /  Signal Flow
  / /  System Setup
  / /  Operation Fault Isolation
  / /  Unit Replacement
  / /  Maintenance

MEDIA: TR-MIC-01 is a three volume Video cassette Course, reinforced with detail product documentation.

   Videocassette Vol. 1   Microstar Theory of Operation        Duration: 25 min.

   Videocassette Vol. 2   Microstar Installation               Duration: 20 min.

   Videocassette Vol. 3   Microstar Maintenance and Operation  Duration: 30 min.

PERQUISITES:   Knowledge of the basic Telecommunication System

COURSE OUTLINE: Microstar Installation

                                   EXHIBIT D
                                     Page 2

RELATED COURSES:

    -TR-BASDIG   Basic Digital Telecommunication
    -TR-BASMIC   Basic Microwave Installation
    -TR-BASMOD   Basic Microwave Modulation
    -TR-DIG-1    Digital Telecommunication
    -TR-Mic-1    Microwave Installation
    -TR-MIC-02   Microstar System Design and Technical Support

                                   EXHIBIT D
                                     Page 3

COURSE NO:  TR-MIC-02


COURSE TITLE:  MICROSTAR SYSTEM DESIGN AND TECHNICAL SUPPORT
               ---------------------------------------------

AUDIENCE: This course is designed for technical personnel who have the responsibility of designing Telecommunication System using Microstar and/or providing technical assistance to personnel installing, operating and maintaining the Microstar.

COURSE DESCRIPTION: The course objective is to provide the skills and knowledge required to perform Network and System Design using the Microstar Radio Path Calculation basics, reliability calculation and Network Management consideration will be taught so as to achieve cost effective System Design. You will also learn how the Microstar functions in detail so that you become a product expert. This will enable you to provide Advanced Technical Support to installation, operation, and maintenance personnel.

KEY TOPICS:

 / / General Information
 / / Farinon Publication and Drawing
 / / Path Calculation
 / / Microstar Interconnectivity
 / / Theory of Operation
 / / System Installation
 / / Operation
 / / Maintenance
 / / Alarm Synopsis
 / / Diagnostics
 / / Network Management

MEDIA: TR-MIC-02 is a combination of lecture, reinforcement with hands-on exercises using product documentation.

PREREQUISITES: Knowledge of the basic digital technique and modulation technique and basic telecommunications background.

     Trainees will need basic knowledge of the following subjects:
       -Digital Communication Format (North American DS1,2,3 or CEPT E1,2,3) -Digital Modulation Techniques (QPSK, OQPSK, QPR, QAM, FSK)
       -Digital Telecommunications System (Backbone, SPUR, Networking)

                                   EXHIBIT D
                                     Page 4

DURATION:  2 day

COURSE OUTLINE:  Microstar System Design and Technical Support

RELATED COURSES
:
     -TR-BASDIG             Basic Digital Telecommunication
     -TR-BASMIC             Basic Microwave Installation
     -TR-BASMOD             Basic Microwave Modulation
     -TR-DIG-1              Digital Telecommunications
      VID-MIC-1             Microwave Installation

                                   EXHIBIT E

           DEFINITION OF ART'S INSTALLATION SERVICES AND PROCEDURES
           --------------------------------------------------------

STANDARD INSTALLATION:

     "Any installation where both radios are roof mounted, no coning boring penetrations are necessary, access is unrestricted during normal business hours, and the installation can be accomplished in one concurrent eight hour business man day."

     TYPICAL STANDARD INSTALLATION EQUIPMENT REQUIRED:

        1" antenna
        Standard Wall Pipe Mount
        ODU
        RG8 or RG11 cable (up to 100 feet)
        IDU (either wall-mount or rack-mount)
        75W Foresight power supply (either wall-mount or rack-mount)
        DB-25 10" cable terminated into a wirewrap block
        Standard installation parts kit (Miscellaneous hardware, nuts, bolts, etc.)

NON-STANDARD INSTALLATION:

     "Any installation that would require coring, long or difficult cable runs, tower or rigging crews required to install the ODU, modifications to mounting structures, restricted or limited access, and/or installation time beyond a concurrent eight hour business man day."

     TYPICAL NON-STANDARD INSTALLATION EQUIPMENT REQUIRED:

         2" Antenna
         Tripod or special tower mounts
         Additional RG8 or RG11 cable beyond 100 feet
         Protected power supplies
         DB-25 cable terminated into DSX panel
         Cabinets or weatherproof enclosures
         "Smart" jacks
         CSU/DSU



The installation fee as outlined in 5.3 Table 2 is inclusive of up to two (2) "Man Days" at eight (8) hours per each business day. At Harris' request ART shall perform Non-Standard installations or should additional days be required for Standard installations beyond two (2) "Man Days" a rate of $[CONFIDENTIAL] per man day plus reasonable incremental expenses will apply. Harris to provide all installation materials required at no-charge to ART

                                   EXHIBIT E
                                    Page 2

                             INSTALLATION SCHEDULE
                             ---------------------

INSTALLATION MILESTONES:

     1. ART receives a request for service (RFS) from Harris. The RFS must include certain information necessary for the installation process, including but not limited to a Preliminary Site Survey.

     2. Within 3 business days of receiving the RFS, ART will inform Harris if the RFS is incomplete, noting the additional information ART requires.

     3. Within 10 business days of receiving a completed RFS, ART will complete a Detailed Site Survey, noting any issues, limitations or exceptions with respect to the installation.

     4. Harris will provide ART with an executed Service Order based on the Detailed Site Survey provided by ART. In order for the Service Order to be deemed complete, Harris must provide ART with satisfactory evidence of the necessary roof rights, including copies of leases, authorizations, agreements with landlords, and the like where applicable.

     5. ART will complete Standard Installations within 15 business days of receiving a complete, executed Service Order, or such later date as may be requested by Harris or its Customer and agreed to in writing by ART.

     6. ART will complete Non-Standard Installations in accordance with a schedule to be mutually agreed on among ART, Harris and the Customer.

                                   EXHIBIT F

        ART'S DEFINITION OF NETWORK MONITORING SERVICES AND PROCEDURES
        --------------------------------------------------------------

NETWORK OPERATIONS CENTER

    The NOC operates on a seven (7) day twenty-four (24) hour basis to monitor all circuits. The NOC provides continuous Supervisory Control and Data Acquisition (SCADA).

    The ART Network Operations Center (NOC) will provide the following services to ART customers per the fee schedule outlined.

        A.  Link alarm monitoring via OZBOX dial-up modem or customer call in.
        B.  Link performance monitoring.
        C.  Link performance monitoring.
        D.  Historical link performance data.
        E.  Remote link diagnosis.
        F. Remote link restoral via the Network Monitoring System (NMS). The NMS is the GET Worldwin system and described below.
        G.  Restoral of service if an ART Link failure occurs.
        H.  Initiate dispatch activities, as required.
        I. Coordination and testing with associated NOC's if outage occurs but not due to an ART failure.

    Response Times & Procedures.

        The operational status of every ART circuit is tracked by a dedicated OZBOX which continuously monitors the performance of the wireless link.

        The OZBOX automatically contacts ART's Network Operations Center when it detects a problem.

        A message is flashed on the Network Operator's screen informing him of a problem.

            0-15 MINUTES:
            -------------
            The Network Operator then runs diagnostic routines in the OZBOX, attempting to determine the cause of the malfunction.

            (If a customer or user calls into ART's Network Operations Center with a performance problem, the same procedure is initiated -the Network Operator connects to the corresponding OZBOX to initiate diagnostic routines.)

            If the problem can be corrected remotely, the Network Operator will restore service.

            If the diagnosis can determine the problem is due to non-ART network equipment, the Network Operator will notify and coordinate with the associated NOC which is responsible for the effected equipment. The ART Network Operations Center will continue to participate in the testing as appropriate.

                                   EXHIBIT F
                                    Page 2

            15-30 MINUTES:
            --------------
            If the problem requires on-site service, a dispatch will be issued within 30 minutes of our initial notification of the problem. At this point the customer is notified, and advised of the planned solution. An ART Field Service Technician will be dispatched if in the vicinity and IMMEDIATELY AVAILABLE. Otherwise a GTE Field Service Technician will be dispatched.

            30 MINUTES TO 1 HOUR:
            --------------------
            The service technician will be on-site within 30 minutes, or have an ETA of when he will be on site. If the ETA exceeds 30 minutes for the dispatch, the problem will be escalated within both service organizations.

            1-4 HOURS:
            ----------
            The service technician will perform on-site diagnosis as appropriate, and swap all ART equipment with new equipment as required to restore service within 4 hours

WORLDWIN SYSTEM DESCRIPTION
- ---------------------------

The WorldWin products comprise a Service Fulfillment and Integrated Customer Contact File. Asset Management & Tracking, Network Operations NMS product and Project /Work Order Management. WorldWin is able to provide the following:

            Easily, quickly and with flexibility define services to be delivered to our customers.

            Manage network configuration, including automated provisioning of customer services.

            Monitor and maintain the operational integrity of our customer circuits, including fault and performance management, trouble ticketing/repair and work order management.

            Perform business support functions such as service order processing and customer management (billing, call records and sales quotes).

Worldwin will manage the business, services and network from a single integrated platform ART will deliver services, as well as unparalleled customer support on demand from any department work station. Simultaneous transmission of network information - Messages containing information (typically called Call Detail Record-CDR), performance, fault, alarm, or provisioning data can be sent in near real-time to other applications, i.e. "alarm records" to an output file on the NT Corporate Server.